United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2011

Black Diamond, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24277	58-1972600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah	84124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 278-5552

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Event

On August 28, 2011, the Registrant delivered a letter (the “August 2011 Letter”) to T. Rowe Price intended to clarify a letter dated March 17, 2011 (the “March 2011 Letter”) previously sent by the Registrant to T. Rowe Price pursuant to which the Registrant granted limited approval to T. Rowe Price’s request to increase its beneficial ownership to in excess of 4.9% of the Registrant’s outstanding shares of common stock on behalf of advisory clients.

Specifically, the August 2011 Letter clarified that the approval granted to T. Rowe Price and its affiliates (collectively, “T. Rowe Price”) pursuant to the March 2011 Letter is further subject to: (i) each individually-managed fund within T. Rowe Price not owning shares of the Registrant’s outstanding common stock, directly or indirectly, in excess of 4.95%; (ii) the non-fund entities within T. Rowe Price collectively not owning shares of the Registrant’s outstanding common stock, directly or indirectly, in excess of 4.95%; and (iii) none of the individually-managed funds or the non-fund entities within T. Rowe Price acquiring Registrant’s outstanding shares of common stock pursuant to any formal or informal agreement between or amongst any such entities.

A copy of the August 2011 Letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference as if fully set forth herein. A copy of the March 2011 Letter is attached to the Registrant’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on March 18, 2011 as Exhibit 99.1 and is incorporated herein by reference as if fully set forth herein. The foregoing summary descriptions of the August 2011 Letter and the March 2011 Letter are not intended to be complete and are qualified in their respective entirety by the complete texts of the August 2011 Letter and the March 2011 Letter.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Letter to T. Rowe Price dated August 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2011

BLACK DIAMOND, INC.

By:	/s/ Robert Peay
Name:	Robert Peay
Title:	Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Letter to T. Rowe Price dated August 28, 2011.